UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 13, 2022

Sonida Senior Living, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

16301 Quorum Drive
Suite 160A
Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDA	New York Stock Exchange

Item 4.01	Changes in Registrant’s Certifying Accountant.

On April 13, 2022, and following a competitive request for proposals process, the Audit Committee (the “Audit Committee”) of the Board of Directors of Sonida Senior Living, Inc. (the “Company”) approved the engagement of RSM US LLP (“RSM”), effective April 17, 2022, as its independent registered public accounting firm for the fiscal year ending December 31, 2022. On April 13, 2022, the Audit Committee also approved the dismissal of Ernst & Young, LLP (“Ernst & Young”) as independent registered public accounting firm of the Company effective April 16, 2022.

The reports of Ernst & Young on the Company’s financial statements as of and for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Ernst & Young’s report dated March 31, 2021 contained an explanatory paragraph regarding the Company stating there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2021 and 2020, and in the subsequent interim period through April 16, 2022: (i) there were no disagreements (as defined in Item 304(a)(iv) of Regulation S-K and the related instructions) with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in its report and (ii) except for the matters referenced below, there were no reportable events (as defined in Item 304(a)(v) of Regulation S-X and the related instructions).

As disclosed in Item 9A of each of the Company’s Annual Reports on Form 10-K as of and for the fiscal years ended December 31, 2021 and 2020, the Company identified a material weakness in its internal control over financial reporting. This reportable event was discussed between the Audit Committee and Ernst & Young, and Ernst & Young has been authorized by the Company to respond fully to the inquiries of RSM, the successor independent registered public accounting firm of the Company, concerning this reportable event.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided Ernst & Young with a copy of the above statements and has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter, dated April 19, 2022 is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through April 16, 2022, neither the Company nor anyone acting on the Company’s behalf consulted RSM regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that RSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter of Ernst & Young, dated April 19, 2022

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2022	Sonida Senior Living, Inc.

	By:	/s/ David R. Brickman
	Name:	David R. Brickman
	Title:	Senior Vice President, Secretary and General Counsel